UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 14, 2014
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Harsco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   717-763-7064

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Form 8-K filed on March 3, 2014, the Board of Directors of Harsco Corporation (the “Company”) appointed David C. Everitt as Interim President and Chief Executive Officer (“CEO”) of the Company, effective February 28, 2014.
In connection with this appointment, on March 14, 2014, Mr. Everitt received a notification letter from the Company describing his compensation arrangement for the period through which he serves as CEO (the “Term”). The following describes Mr. Everitt’s compensation arrangements with the Company:
Salary - During the Term, Mr. Everitt will receive a base salary of $75,000 per month.
Incentive Compensation - In lieu of participation in the Company’s short-term and long-term incentive plans, and in accordance with the terms of the Company’s 2013 Equity and Incentive Compensation Plan, Mr. Everitt will receive, on the first day of each of the Company’s fiscal quarters that begins during the Term, starting with April 1, 2014, an award of shares of common stock with a fair market value at the time of issuance of $400,000. In addition to the regular quarterly grant on April 1, 2014, Mr. Everitt will receive an additional prorated award of shares of Common Stock covering the period from February 28, 2014 through March 31, 2014, with a fair market value at the time of issuance of $142,222. The shares granted to Mr. Everitt will vest immediately and will not be subject to any holding period restrictions.
Benefits and Perquisites - Mr. Everitt has elected not to participate in any of the Company’s health and welfare, retirement or other employee benefit programs or plans. The Board has granted Mr. Everitt use of the Company’s aircraft for his commute between the Company’s headquarters in Pennsylvania and his residence in Florida. The Board felt this was appropriate to lessen the disruption to Mr. Everitt in light of the short term nature of this assignment. The tax liability for such use will be grossed up for tax purposes. In addition, the Company will assume all housing, car rental and meal expenses associated with Mr. Everitt’s necessary travel back and forth from his residence in Florida to Camp Hill, Pennsylvania.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION

Date:	March 20, 2014	By:	/s/ A. Verona Dorch
A. Verona Dorch
Vice President and General Counsel